UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2008

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	On November 20, 2008, AmericanWest Bank (“Bank”), the principal operating subsidiary of AmericanWest Bancorporation, entered into an amendment to the employment agreement with executive officer B. Nicole Sherman, in connection with a change in her title and duties and her relocation to Utah to manage the Bank’s Utah operations. The amendment:

(i)	recognizes that the change in title, duties and principal office for Ms. Sherman constitutes grounds for a resignation with good cause under the terms her current employment agreement, allows Ms. Sherman until April 30, 2009 to exercise her right to resign for good cause and receive severance benefits under the terms of the employment agreement, and provides that after April 30, 2009 the change in title, duties and principal office will no longer constitute grounds for a resignation with good cause;

(ii)	provides for an increase of $9,250 in Ms. Sherman’s base salary to account for the effect of state personal income taxes in Utah;

(iii)	provides for payment or reimbursement by the Bank of certain moving and relocation expenses in connection with Ms. Sherman’s relocation to Utah, including gross-up for income taxes;

(iv)	provides for a relocation bonus equal to four month’s base salary; and

(v)	requires Ms. Sherman to refund to the Bank the moving and relocation costs and relocation bonus described in (iii) and (iv) above if Ms. Sherman resigns on or before October 31, 2009.

A copy of the amendment is included as an exhibit 99.1 to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: November 25, 2008	/s/ Patrick J. Rusnak
Patrick J. Rusnak President and Chief Executive Officer